Exhibit 99.5

May 17, 2005

VIA FACSIMILE (703) 886-0860

MCI, Inc.

22001 Loudoun County Parkway

Ashburn, Virginia 20147

Attention: Anastasia Kelly, Esq.

Re:    Transfer of MCI, Inc. (the “Company”) Common Stock

Dear Ms. Kelly:

In connection with the proposed transfer to Eli Acquisition, LLC (“Eli”), a wholly owned subsidiary of Verizon Communications, Inc., of an aggregate of 43,447,684 shares of common stock, par value $.01, of the Company (the “Shares”) from the following entities (each entity a “Seller” and collectively, the “Sellers”)”: Promotora Inbursa, S.A. de C.V., Banco Inbursa, S.A. Institucion de Banca Multiple Grupo Financiero Inbursa, Inmobiliaria para el Desarrollo de Proyectos, S.A. de C.V. (f/k/a Impulsora del Desarrollo Economico de America Latina, S.A. de C.V.), Commercial LLC, Controlodora de Servicio de Telecomunicaciones, Corporativo Global Telecom, S.A. de C.V. (f/k/a Global telecom LLC), Inmobiliaria Inbursa, S.A. de C.V. and Corporativo Orient Star, S.A. de C.V. (f/k/a Orient Star Holdings LLC), each Seller desired to assign to Eli the registration and other rights available to the Shares under that certain Registration Rights Agreement, dated as of April 20, 2004, by and among the Company and the other parties listed on the signature pages thereto, as amended from time to time (the “Agreement”) and Eli desires to be a party to the Agreement. Pursuant to Section 2.11 of the Agreement, the Sellers hereby request that the company give its written consent to the assignment of such rights by signing below; thereby, resulting in Eli being a “Holder” (as such term is defined in the Agreement). In addition, Eli agrees to waive any such rights set forth in Section 2.1 of the Agreement. Eli’s principal address is 1095 Avenue of the Americas, New York, NY 10036.

Please return the executed copy of this letter via facsimile to our counsel, Adam M. Turteltaub, of Willkie Farr & Gallagher LLP, at (212) 728-9129. Thank you for your prompt attention to this matter.

[Signature page follows]

Very truly yours, PROMOTORA INBURSA, S.A. DE C.V.
/s/ Raúl Humberto Zepeda Ruiz
By:	Raúl Humberto Zepeda Ruiz
Title:	Attorney-in-Fact
BANCO INBURSA, S.A. DE INSTITUTION DE BANCA MULTIPLE GRUPO FINANCIERO INBURSA
/s/ Raúl Humberto Zepeda Ruiz
By:	Raúl Humberto Zepeda Ruiz
Title:	Attorney-in-Fact
INMOBILIARIA PARA EL DESARROLLO DE PROYECTOS, S.A. DE C.V.
/s/ Raúl Humberto Zepeda Ruiz
By:	Raúl Humberto Zepeda Ruiz
Title:	Attorney-in-Fact
CONTROLADORA DE SERVICIOS DE TELECOMUNICATIONES, S.A. DE C.V.
/s/ Sergio Rodríguez Molleda
By:	Sergio Rodríguez Molleda
Title:	Attorney-in-Fact
CORPORATIVO GLOBAL TELECOM, S.A. DE C.V.
/s/ Javier Humberto Rosado Machain
By:	Javier Humberto Rosado Machain
Title:	Manager

INMOBILIARIA INBURSA, S.A. DE C.V.
/s/ Raúl Humberto Zepeda Ruiz
By:	Raúl Humberto Zepeda Ruiz
Title:	Attorney-in-Fact
CORPORATIVO ORIENT STAR, S.A. DE C.V.
/s/ Javier Humberto Rosado Machain
By:	Javier Humberto Rosado Machain
Title:	Manager
COMMERCIAL LLC By: U.S. Commercial Corp., S.A. de C.V., its sole member
/s/ Javier Humberto Rosado Machain
By:	Javier Humberto Rosado Machain
Title:	Manager
ELI ACQUISITION, LLC
John N. Diercksen
By:	John N. Diercksen
Title:	Executive Vice President Strategy, Development and Planning

Confirmed and Agreed: MCI, INC.

By:	/s/ Anastasia D. Kelly
Name: Anastasia D. Kelly Title: General Counsel